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                                                                    EXHIBIT 10.5


Amendment to Severance Arrangement November 27, 2000 between the Company and Mr.
R. Glath dated January 30, 2001.

January 30, 2001

Mr. Raymond Glath
710 Herrick Court
Katy, Texas  77450
USA


Dear Ray:

Further to our letter of November 27, 2000, this is to confirm that you and PCSupport.com, Inc. ("the Company"), have agreed to amend the said letter by:

   a. Deleting paragraphs 8 and 9. The Company will now retain an exclusive license to the PCThermometer, "st Cav" and "early bird". The Company will also retain ownership of the Vi-Spy technology.

   b.  Modifying paragraph 10 with the addition of the following sentence:
       "Having returned ownership of the Tavisco name and all Tavisco URLs to Tavisco, Tavisco will be solely liable for all aspects associated with the Tavisco URLs."

All other terms and conditions stated in the November 27, 2000 letter remain valid.

If you agree to the foregoing, kindly sign and return the enclosed copy of this letter, whereupon such copy will constitute a binding agreement between you and the Company on the basis set forth above.

Yours very truly,
PCSupport.com Inc.

Per:

       /s/ Michael G. McLean
  --------------------------

Mike McLean
President & CEO